Exhibit 3.2
AMENDED AND RESTATED BYLAWS

OF

OLD DOMINION FREIGHT LINE, INC.~~*~~

Effective ~~August 19~~January 29, ~~1991~~2013

~~*These bylaws are a composite of the amended and restated bylaws of the registrant dated August 19, 1991 and amendments to such bylaws dated May 4, 1998, October 29, 2007, December 6, 2007 and May 18, 2009. The board of directors of the registrant has not adopted these amended and restated bylaws as an integrated document.~~

TABLE OF CONTENTS TO
AMENDED AND RESTATED BYLAWS
OF
OLD DOMINION FREIGHT LINE, INC.
Page
ARTICLE 1 - OFFICES    1
Section 1. Principal and Registered Office    1
Section 2. Other Offices    1
ARTICLE 2 - MEETINGS OF SHAREHOLDERS    1
Section 1. Place of Meeting    1
Section 2. Annual Meeting    1
Section 3. Substitute Annual Meeting    1
Section 4. Special Meetings    1
Section 5. Notice of Meetings    1
Section 6. Quorum    2
Section 7. Shareholders’ List for Meeting    2
Section 8. Voting of Shares    3
Section 9. Inspectors of Election    3
Section 10. Action Without Meeting    ~~3~~4
Section 11. Actions to be Taken at Annual Meetings of Shareholders    4
ARTICLE 3 - BOARD OF DIRECTORS    ~~4~~6
Section 1. General Powers    ~~4~~6
Section 2. Number, Term and Qualification    ~~4~~6
Section 3. Removal    ~~5~~6
Section 4. Vacancies    ~~5~~6
Section 5. Compensation    ~~5~~6
Section 6. Nominations for Election of Directors    ~~5~~7
ARTICLE 4 - MEETINGS OF DIRECTORS    ~~6~~9
Section 1. Annual and Regular Meetings    ~~6~~9
Section 2. Special Meetings    ~~6~~9
Section 3. Notice of Meetings    ~~6~~9
Section 4. Quorum    ~~7~~9
Section 5. Manner of Acting    ~~7~~10
Section 6. Presumption of Assent    ~~7~~10
Section 7. Action Without Meeting    ~~7~~10
Section 8. Meeting by Communications Device    ~~7~~10
ARTICLE 5 - COMMITTEES    ~~7~~10
Section 1. Election and Powers    ~~7~~10
Section 2. Removal; Vacancies    ~~8~~11
Section 3. Meetings    ~~8~~11

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Section 4. Minutes    ~~8~~11
ARTICLE 6 - OFFICERS    ~~8~~11
Section 1. Titles    ~~8~~11
Section 2. Election; Appointment    ~~8~~11
Section 3. Removal    ~~8~~11
Section 4. Vacancies    ~~9~~11
Section 5. Compensation    ~~9~~11
Section 6. Chairman of the Board of Directors    ~~9~~12
Section 7. Vice Chairman of the Board of Directors    ~~9~~12
Section 8. Chief Executive Officer, President and Chief Operating Officer    ~~9~~12
Section 9. Vice Presidents    ~~9~~12
Section 10. Secretary    ~~9~~12
Section 11. Assistant Secretaries    ~~10~~13
Section 12. Treasurer    ~~10~~13
Section 13. Assistant Treasurers    ~~10~~13
Section 14. Controller and Assistant Controllers    ~~10~~13
Section 15. Voting Upon Stocks    ~~11~~13
ARTICLE 7 - CAPITAL STOCK    ~~11~~14
Section 1. Certificates    ~~11~~14
Section 2. Transfer of Shares    ~~11~~14
Section 3. Transfer Agent and Registrar    ~~12~~14
Section 4. Regulations    ~~12~~15
Section 5. Fixing Record Date    ~~12~~15
Section 6. Lost Certificates    ~~12~~15
ARTICLE 8 - INDEMNIFICATION OF DIRECTORS AND OFFICERS    ~~12~~15
Section 1. Indemnification Provisions    ~~12~~15
Section 2. Definitions    ~~13~~16
Section 3. Settlements    ~~13~~16
Section 4. Litigation Expense Advances    ~~13~~16
Section 5. Approval of Indemnification Payments    ~~13~~16
Section 6. Suits by Claimant    ~~14~~16
Section 7. Consideration; Personal Representatives and Other Remedies    ~~14~~17
Section 8. Scope of Indemnification Rights    ~~14~~17
ARTICLE 9 - GENERAL PROVISIONS    ~~14~~17
Section 1. Dividends and other Distributions    ~~14~~17
Section 2. Seal    ~~14~~17
Section 3. Waiver of Notice    ~~14~~17
Section 4. Checks    ~~14~~17
Section 5. Fiscal Year    ~~15~~17
Section 6. Amendments    ~~15~~17
Section 7. Shareholders’ Agreement    ~~15~~18

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AMENDED AND RESTATED BYLAWS

OF

OLD DOMINION FREIGHT LINE, INC.

ARTICLE 1 - OFFICES
Section 1. Principal and Registered Office. The principal office of the corporation shall be located in ~~High Point~~Thomasville, North Carolina. The registered office of the corporation in Virginia shall be located at ~~7511 Whitepine~~4701 Cox Road, ~~Richmond~~Suite 301, Glen Allen, Virginia 23060-6802.
Section 2. Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the board of directors may from time to time determine.
ARTICLE 2 - MEETINGS OF SHAREHOLDERS
Section 1. Place of Meeting. Meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting.
Section 2. Annual Meeting. The annual meeting of shareholders shall be held at 10:00 o’clock a.m. on the first Monday in May of each year, if not a legal holiday, but if a legal holiday, then on the next business day which is not a legal holiday, or at such other time and on such other date as the Board of Directors may determine, for the purpose of electing directors of the corporation and the transaction of such other business as may be properly brought before the meeting.
Section 3. Substitute Annual Meeting. If the annual meeting is not held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.
Section 4. Special Meetings. Special meetings of the shareholders may be called at any time by the board of directors, the chairman of the board, the vice chairman of the board, the president or the secretary, and must be called if the corporation has thirty-five (35) or fewer shareholders of record and the holders of at least twenty percent (20%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.
Section 5. Notice of Meetings. The corporation shall notify shareholders in writing of the date, time and place of each annual and special meeting of shareholders and, in the case of a special or substitute annual meeting or where otherwise required by law, shall briefly describe the purpose or purposes of the meeting. Such notice shall be given no less than ten (10) nor more than sixty (60) days before the meeting date except that notice of a meeting to act on an amendment of the articles incorporation, a plan of merger or share exchange, a proposed sale of all or substantially all of the assets of the corporation other than in the usual and regular course of business, or the dissolution of the corporation, shall be given no less than twenty-five (25) nor more than sixty (60) days before the meeting date. Only business within the purpose or purposes described in the notice may be conducted at a special meeting. Unless otherwise required by the articles of incorporation or by law (for example, in the event of a meeting to consider the adoption of a plan of merger or share exchange, a sale of assets other than in the ordinary course of business or a voluntary dissolution), the corporation shall be required to give notice only to shareholders entitled to vote at the meeting. If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice thereof need not be given if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed pursuant to Article 7, Section 5 hereof, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. It shall be the primary responsibility of the secretary to give the notice, but notice may be given by or at the direction of the president or other person or persons calling the meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail with postage thereon prepaid, correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders.
Section 6. Quorum. Unless otherwise provided by the articles of incorporation or by law, a majority of the votes entitled to be cast by a voting group on a matter, represented in person or by proxy at a meeting of shareholders, shall constitute a quorum for that voting group for any action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. Action may be taken by a voting group at any meeting at which a quorum of that voting group is represented, regardless of whether action is taken at that meeting by any other voting group. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn.
Section 7. Shareholders’ List for Meeting. The officer or agent having charge of the share transfer books of the corporation shall make available,  ~~at least ten~~beginning two (~~10~~2) business days ~~before each~~after notice of a meeting ~~of~~is given to shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. ~~For a period of ten~~Beginning two (~~10~~2) business days ~~prior to the~~after notice of a meeting is given to shareholders, the list of shareholders shall be kept on file at the registered office of the corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. If the requirements of this Section 7 have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the shareholders after the making of any such demand shall be invalid and of no effect.
Section 8. Voting of Shares. Except as otherwise provided by the articles of incorporation or by law, each outstanding share of voting capital stock of the corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Unless otherwise provided in the articles of incorporation, cumulative voting for directors shall not be allowed. Action on a matter by a voting group for which a quorum is present is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law or by the articles of incorporation. Voting on all matters shall be by voice vote or by a show of hands, unless the holders of one-tenth of the shares represented at the meeting shall demand a ballot vote on a particular matter. The shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation.
Section 9. Inspectors of Election.
(a) Appointment of Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the person acting as chairman.
(b) Duties of inspectors. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.
(c) Vote of inspectors. If there are three inspectors of election the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.
(d) Report of inspectors. On request of the chairman of the meeting or of any shareholder or his proxy the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated herein.

Section 10. Action Without Meeting. Any action which the shareholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed by all the shareholders who would be entitled to vote upon the action at a meeting. The consent shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Any action taken by unanimous written consent shall be effective according to its terms when all consents are in the possession of the corporation. A shareholder may withdraw consent only by delivering a written notice of withdrawal to the corporation prior to the time that all consents are in the possession of the corporation. Action taken without a meeting is effective as of the date specified therein, provided the consent states the date of execution by each shareholder. If by law, the corporation is required to give its nonvoting shareholders written notice of the proposed action, it shall do so at least 10 days before the action is taken, and such notice must contain or be accompanied by the same material that would have been required by law to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.
Section 11. Actions to be Taken at Annual Meetings of Shareholders. No business shall be transacted at an annual meeting of shareholders, except business that is (a) specified in the notice of meeting given as provided in Section 5 of this Article, (b) otherwise brought before the meeting by or at the direction of the board of directors, or (c) otherwise brought before the meeting by a shareholder of record of the corporation entitled to vote at the meeting, in compliance with the procedures set forth in this Section 11. For business to be brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must give timely notice in writing to the secretary. To be timely, ~~the~~a shareholder’s notice must be ~~delivered to, or mailed and received~~given, either by personal delivery to the secretary at~~,~~ the principal office of the corporation ~~not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so~~or by United States certified mail, postage prepaid, addressed to the secretary at the principal office of the corporation, and received not later than the close of business on the ~~10th day following the day on which the notice of~~one hundred twentieth (120th) day and not earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date that the corporation mailed its proxy materials for the prior year’s annual meeting of shareholders; provided, however, that if no annual meeting of shareholders was held in the prior year or the date of the ~~meeting or such public disclosure was made. Notice of actions brought before the annual meeting pursuant to clause (c)~~annual meeting of shareholders has changed by more than thirty (30) days from the prior year, notice must be received not later than the close of business on the ninetieth (90th) day prior to such annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period, or extend any new time period, for the giving of a shareholder’s notice as described above.
Each such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting the following information, correct and complete as of the date of the notice:

(~~1~~i) a brief description of the business desired to be brought before the annual meeting ~~and the reasons therefor and (2) the name and address, as they appear on the corporation’s books, of the shareholder giving the notice; the classes and number of shares of the corporation owned of record or beneficially by the shareholder; and any material interest of the shareholder in the proposed business other than his interest as a shareholder of the corporation. Notwithstanding~~, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting;

(ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (a) the name and address, as they appear on the corporation’s stock transfer books, of such shareholder proposing such business; (b) the name and address of such beneficial owner, if any; (c) a representation that the shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business specified in the notice before the meeting; (d) the class and number of shares of stock of the corporation beneficially owned, directly or indirectly, by the shareholder and by such beneficial owner, if any; and (e) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss, manage risks or benefit from changes in the share price of the corporation’s stock, or to increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to shares of the corporation’s stock, and a representation that the shareholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the annual meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(iii) a description of all agreements, arrangements and understandings between the shareholder or beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the shareholder;

(iv) any other information relating to the shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and

(v) any material interest of the shareholder or the beneficial owner, if any, in such business.
The information in the shareholder notice shall be supplemented or updated if necessary by the shareholder and the beneficial owner, if any, so that the information shall be true and correct as of the record date of the applicable meeting and as of the date that is ten (10) business days prior to the meeting, including any adjournment thereof, and such supplement or update shall be delivered to the secretary not later than two (2) business days after each respective date. The secretary shall deliver each shareholder’s notice that has been timely received to the chairman of the board for review.

Notwithstanding the foregoing provisions of this Section 11, a shareholder seeking to have a proposal included in the corporation’s proxy statement for an annual meeting of shareholders (other than the nomination of a director, which is exclusively governed by Article 3, Section 6) shall comply with the requirements, including but not limited to the notice requirements, of Regulation 14A under the Securities Exchange Act of 1934, as amended, or with any successor regulation.
Notwithstanding anything in these bylaws to the contrary, with the exception of Article 3, Section 6, no business shall be conducted at an annual meeting of shareholders except in accordance with the ~~provisions~~procedures set forth in this Section 11. The chairman of ~~the~~an annual meeting of shareholders shall, if the facts warrant, determine and declare to the meeting whether business was not properly brought before the annual meeting of shareholders in accordance with the ~~provisions~~procedures prescribed by ~~these bylaws~~this Section 11 and, if the chairman should so determine, the chairman shall so declare to the meeting that, to the extent permitted by law, any business not properly brought before the annual meeting of shareholders shall not be transacted.

ARTICLE 3 - BOARD OF DIRECTORS
Section 1. General Powers. The business and affairs of the corporation shall be managed under the direction of the board of directors except as otherwise provided by the articles of incorporation or by a valid shareholders’ agreement.
Section 2. Number, Term and Qualification. The number of directors of the corporation shall be not less than five nor more than twelve individuals. The number of directors shall be fixed from time to time by a resolution of the majority of the board of directors or by a resolution of the shareholders at any meeting; but in the absence of such resolution, the number of directors elected at the meeting shall constitute the number of directors of the corporation until the next annual meeting of the shareholders, unless the number is changed prior to such meeting in the manner set forth above. In the absence of such resolution, the number of directors elected at the meeting shall constitute the number of directors of the corporation until the next annual meeting of shareholders, unless the number is changed prior to such meeting by action of the shareholders. Each director’s term shall expire at the annual meeting next following the director’s election as a director, provided, that notwithstanding the expiration of the term of the director, the director shall continue to hold office until a successor is elected and qualifies or until his death, resignation, removal or disqualification or until there is a decrease in the number of directors. The term of a director elected to fill a vacancy expires at the next annual meeting of shareholders. Directors need not be residents of the states of Virginia or North Carolina or shareholders of the corporation unless the articles of incorporation so provide.
Section 3. Removal. Directors may be removed from office with or without cause (unless the articles of incorporation provide that directors may be removed only with cause) provided the notice of the shareholders’ meeting at which such action is to be taken states that a purpose of the meeting is removal of the director and the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which the director was elected.

Section 4. Vacancies. Except as otherwise provided in the articles of incorporation, a vacancy occurring in the board of directors, including, without limitation, a vacancy resulting from an increase in the number of directors, may be filled by a majority of the directors remaining in office. The shareholders may elect a director at ~~any time~~an annual or special meeting of shareholders to fill a vacancy not filled by the directors in accordance with the provisions set forth in these bylaws. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.
Section 5. Compensation. The directors shall not receive compensation for their services as such, except that by resolution of the board of directors, the directors may be paid fees, which may include but are not restricted to fees for attendance at meetings of the board or of a committee, and they may be reimbursed for expenses of attendance. Any director may serve the corporation in any other capacity and receive compensation therefor.
Section 6. Nominations for Election of Directors. Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at an annual or special meeting of shareholders. Nominations of persons for election to the board of directors may be made at such meeting of shareholders (a) by or at the direction of the board of directors, and (b) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section 6, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedure set forth in this Section 6. Such nominations other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary.
To be timely, a ~~shareholders’ notice must be delivered to or mailed and received~~shareholder’s written notice of intent to make a nomination or nominations must be given, either by personal delivery to the secretary at the principal office of the corporation or by United States certified mail, postage prepaid, addressed to the secretary at the principal office of the corporation, and received: (i) with respect to an election to be held at an annual meeting of shareholders, not ~~less~~later than ~~sixty~~the close of business on the one hundred twentieth (~~60~~120th) ~~days nor more than ninety~~day and not earlier than the close of business on the one hundred fiftieth (~~90~~150th) ~~days~~day prior to the first anniversary of the date that the corporation mailed its proxy materials for the prior year’s annual meeting of shareholders; provided, however, that ~~in the event that less than seventy (70) days’ notice or prior public disclosure of~~if no annual meeting of shareholders was held in the prior year or the date of the annual meeting ~~is given or made to~~of shareholders has changed by more than thirty (30) days from the prior year, notice ~~by the shareholder to be timely~~ must be ~~so~~ received not later than the close of business on the ~~10~~ninetieth (90th) day prior to such annual meeting; and (ii) with respect to a special meeting of shareholders for the election of directors, not later than the close of business on the seventh (7th) day following the ~~day~~date on which ~~such~~ notice ~~of the date of the meeting or such public disclosure was made. Notice shall be deemed to have been given more than seventy (70) days in advance of the annual meeting if the annual meeting is called in accordance with Article 2, Section 2 hereof without regard to when public disclosure~~ of such meeting is ~~made. The shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate~~first given to shareholders. No person shall be eligible for election ~~or reelection~~ as a director~~, information relating to such persons similar in substance to that required to be disclosed in~~

~~solicitations of proxies for election of directors pursuant to Items 7(a) and (b) of Regulation 14A under the Securities Exchange Act of 1934, as amended, and such person’s written consent to being named as a nominee and to serving as a director if elected, and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such shareholder and (ii) the class and number of shares of the corporation which are owned of record or beneficially by such shareholder. At the request of the~~ unless nominated in accordance with the procedures set forth in this Section 6. In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period, or extend any time period, for the giving of a shareholder’s notice as described above.
Each such shareholder’s notice shall set forth the following information, correct and complete as of the date of the notice: (a) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address, as they appear on the corporation’s stock transfer books, of such shareholder; (ii) the name and address of such beneficial owner, if any; (iii) a representation that the shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice; (iv) the class and number of shares of stock of the corporation beneficially owned, directly or indirectly, by the shareholder and by such beneficial owner, if any; and (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss, manage risks or benefit from changes in the share price of the corporation’s stock, or to increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the shareholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (b) as to each person the shareholder proposes to nominate for election or reelection to the board of directors: (i) the name, age, business address and, if known, residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of stock of the corporation which are beneficially owned by such person; (iv) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder or beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (c) a description of all agreements, arrangements and understandings between the shareholder or beneficial owner, if any, and any other person or persons (including their names) in connection with the nomination by the shareholder; (d) any other information relating to the shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (e) any material interest of the shareholder or the beneficial owner, if any, in such nomination. The information in the shareholder notice shall be supplemented or updated if necessary by the shareholder and the beneficial owner, if any, so that the information shall be true and correct as of the record date of the applicable meeting and as of the date that is ten (10) business days prior to the meeting, including any adjournment thereof, and such supplement or update shall be delivered to the secretary not later than two (2) business days after each respective date.
Any proposed nominee shall promptly furnish to the corporation such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
In addition to the provisions of this Section 6, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 6. Nothing in this Section 6 shall be construed to require that the corporation include any nomination on the proxy card disseminated by the corporation with respect to any meeting or in any proxy statement filed in connection therewith. For the avoidance of doubt, this Section 6 shall apply to all director nominations intended to be brought before a shareholder meeting irrespective of whether any such nomination is intended to be included in the corporation’s proxy statement, a competing proxy solicitation, or otherwise.
The secretary of the corporation shall deliver each such shareholder’s notice containing the information required by this Section 6 that has been timely received to the board of directors~~, any person nominated~~ or a committee designated by the board of directors for review. Any person nominated for election as ~~a~~ director ~~shall~~by the board of directors or any committee designated by the board of directors shall, upon the request of the board of directors or such committee, furnish to the secretary ~~that~~of the corporation all such information pertaining to such person that is required to be set forth in a shareholder’s notice of nomination ~~which pertains to the nominee~~. The chairman of ~~the~~a meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the ~~provisions~~procedures prescribed by ~~these bylaws~~this Section 6 and, if he should so determine, he shall so declare to the meeting that the defective nomination shall be disregarded.

ARTICLE 4 - MEETINGS OF DIRECTORS
Section 1. Annual and Regular Meetings. The annual meeting of the board of directors shall be held immediately following the annual meeting of the shareholders. The board of directors may by resolution provide for the holding of regular meetings of the board on specified dates and at specified times. Notice of regular meetings held at the principal office of the corporation and at the usual scheduled time shall not be required. If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on a date designated in the notice of the meeting, if any, during either the same week in which the regularly scheduled date falls or during the preceding or following week. Regular meetings of the board shall be held at the principal office of the corporation or at such other place as may be designated in the notice of the meeting.
Section 2. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the vice chairman of the board, the president or any two directors. Such meetings may be held at the time and place designated in the notice of the meeting.
Section 3. Notice of Meetings. Unless the articles of incorporation provide otherwise, the annual and regular meetings of the board of directors may be held without notice of the date, time, place or purpose of the meeting. The secretary or other person or persons calling a special meeting shall give notice by any usual means of communication to be sent at least two days before the meeting if notice is sent by means of telephone, telecopy or personal delivery and at least five days before the meeting if notice is sent by mail. A director’s attendance at, or participation in, a meeting for which notice is required shall constitute a waiver of notice, unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Section 4. Quorum. Except as otherwise provided in the articles of incorporation, a majority of the number of directors prescribed, or if no number is prescribed the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at a meeting of the board of directors.
Section 5. Manner of Acting. Except as otherwise provided in the articles of incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.
Section 6. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken is deemed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arrival) to holding, or transacting specified business at, the meeting, or he votes against, or abstains from, the action taken.
Section 7. Action Without Meeting. Unless otherwise provided in the articles of incorporation, action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if the action is taken by all members of the board. The action shall be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action taken without a meeting is effective when the last director signs the consent, unless the consent specifies a different effective date.

Section 8. Meeting by Communications Device. Unless otherwise provided in the articles of incorporation, the board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
ARTICLE 5 - COMMITTEES
Section 1. Election and Powers. Unless otherwise provided by the articles of incorporation, a majority of the board of directors may create one or more committees and appoint two or more directors to serve at the pleasure of the board on each such committee. To the extent specified by the board of directors or in the articles of incorporation, each committee shall have and may exercise the powers of the board in the management of the business and affairs of the corporation, except that no committee shall have authority to do the following:
(a) Approve or recommend to shareholders action required to be approved by shareholders;
(b) Fill vacancies on the board of directors or on any of its committees;
(c) Amend the articles of incorporation;
(d) Adopt, amend or repeal the bylaws;
(e) Approve a plan of merger not requiring shareholder approval;
(f) Authorize or approve a distribution, except according to a general formula or method prescribed by the board of directors; or
(g) Authorize or approve the issuance, sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.
Section 2. Removal; Vacancies. Any member of a committee may be removed at any time with or without cause, and vacancies in the membership of a committee by means of death, resignation, disqualification or removal shall be filled by a majority of the whole board of directors.
Section 3. Meetings. The provisions of Article 4 governing meetings of the board of directors, action without meeting, notice, waiver of notice and quorum and voting requirements shall apply to the committees of the board and its members.
Section 4. Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the board of directors at or before the next meeting of the board.

ARTICLE 6 - OFFICERS
Section 1. Titles. The officers of the corporation shall be a chairman of the board, a vice chairman of the board, a president, a secretary and a treasurer and may include a chief executive officer, chief operating officer, executive vice president, one or more additional vice presidents, a controller, one or more assistant secretaries, one or more assistant treasurers, one or more assistant controllers, and such other officers as shall be deemed necessary. The officers shall have the authority and perform the duties as set forth herein or as from time to time may be prescribed by the board of directors or by the chairman of the board or the president (to the extent that either of such officers is authorized by the board of directors to prescribe the authority and duties of officers). Any two or more offices may be held by the same individual.
Section 2. Election; Appointment. The officers of the corporation shall be elected from time to time by the board of directors or appointed from time to time by the chairman of the board or the president (to the extent that either of such officers is authorized by the board to appoint officers).
Section 3. Removal. Any officer may be removed by the board at any time with or without cause whenever in its judgment the best interests of the corporation will be served, but removal shall not itself affect the officer’s contract rights, if any, with the corporation. Any officer or assistant officer, if appointed by another officer, may be removed by such officer.
Section 4. Vacancies. Vacancies among the officers may be filled and new offices may be created and filled by the board of directors, or by the chairman of the board or the president (to the extent authorized by the board).
Section 5. Compensation. The compensation of the officers shall be fixed by, or under the direction of, the board of directors.
Section 6. Chairman of the Board of Directors. The chairman of the board of directors shall preside at meetings of the board of directors and shareholders and shall have such other authority and perform such other duties as the board of directors shall designate. The board may designate the chairman as executive chairman.
Section 7. Vice Chairman of the Board of Directors. The vice chairman of the board of directors shall preside at meetings of the board in the absence of the chairman and shall have such other authority and perform such other duties as the board of directors shall designate.
Section 8. Chief Executive Officer, President and Chief Operating Officer. The chief executive officer shall exercise general supervision over the affairs of the corporation and, in the absence of the chairman or vice chairman, shall preside at meetings of the board of directors (if he or she is a director) and shareholders. The chief executive officer shall have such other authority and perform such other duties as the board of directors shall designate. The president shall report to the chief executive officer and shall have the power and authority generally conferred upon the president of a corporation, including the power to hire, appoint and discharge employees and agents of the corporation and sign and execute all authorized notes, bonds, contracts and other obligations in the name of the corporation. In the absence or disability of the chief executive officer, the president shall temporarily act as the chief executive officer of the corporation until the board of directors determines otherwise. The chief operating officer shall report to the chief executive officer or, if so directed by the chief executive officer, to the president and shall have general and active management of the operations of the corporation to the extent directed by the chief executive officer or the president, as the case may be, and shall be responsible for carrying out orders and directions of the chief executive officer and the president. The president and the chief operating officer shall have such other powers and perform such other duties as the board of directors shall designate or as may be provided by applicable law or elsewhere in these bylaws.
Section 9. Vice Presidents. The executive vice president, if such officer is elected or appointed, shall exercise the powers of the president during that officer’s absence or inability to act. In default of both the president and the executive vice president, any other vice president may exercise the powers of the president. Any action taken by a vice president in the performance of the duties of the president shall be presumptive evidence of the absence or inability to act of the president at the time the action was taken. The vice presidents shall have such other powers and perform such other duties as may be assigned by the board of directors or by the chairman of the board or the president (to the extent authorized by the board of directors to prescribe the authority and duties of other officers).
Section 10. Secretary. The secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and of the board of directors and shall give all notices required by law and by these bylaws. The secretary shall have general charge of the corporate books and records and shall have the responsibility and authority to maintain and authenticate such books and records. The secretary shall have general charge of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it. The secretary shall have general charge of the stock transfer books of the corporation and shall keep at the principal office of the corporation a record of shareholders, showing the name and address of each shareholder and the number and class of the shares held by each. The secretary shall sign such instruments as may require the signature of the secretary, and in general shall perform the duties incident to the office of secretary and such other duties as may be assigned from time to time by the board of directors or the chairman of the board or the president (to the extent authorized by the board of directors to prescribe the authority and duties of other officers).
Section 11. Assistant Secretaries. Each assistant secretary, if such officer is elected, shall have such powers and perform such duties as may be assigned by the board of directors or the chairman of the board or the president (if authorized by the board of directors to prescribe the authority and duties of other officers), and the assistant secretaries shall exercise the powers of the secretary during that officer’s absence or inability to act.
Section 12. Treasurer. The treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the board of directors. The treasurer shall keep full and accurate accounts of the finances of the corporation, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. The treasurer shall in general perform all duties incident to the office and such other duties as may be assigned from time to time by the board of directors or the chairman of the board or the president (to the extent authorized by the board of directors to prescribe the authority and duties of other officers).
Section 13. Assistant Treasurers. Each assistant treasurer, if such officer is elected, shall have such powers and perform such duties as may be assigned by the board of directors or the chairman of the board or the president (to the extent authorized by the board of directors to prescribe the authority and duties of other officers), and the assistant treasurers shall exercise the powers of the treasurer during that officer’s absence or inability to act.
Section 14. Controller and Assistant Controllers. The controller, if such officer is elected, shall have charge of the accounting affairs of the corporation and shall have such other powers and perform such other duties as the board of directors or the chairman of the board or the president (to the extent authorized by the board of directors to prescribe the authority and duties of other officers) shall designate. Each assistant controller shall have such powers and perform such duties as may be assigned by the board of directors or the chairman of the board or the president (to the extent authorized by the board of directors to prescribe the authority and duties of other officers), and the assistant controllers shall exercise the powers of the controller during that officer’s absence or inability to act.
Section 15. Voting Upon Stocks. Unless otherwise ordered by the board of directors, the president shall have full power and authority in behalf of the corporation to attend, act and vote at meetings of the shareholders of any corporation in which this corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the corporation might have possessed and exercised if present. The board of directors may by resolution from time to time confer such power and authority upon any other person or persons.
ARTICLE 7 - CAPITAL STOCK
Section 1. Certificates. Shares of the capital stock of the corporation may be certificated or uncertificated as provided under Virginia law, and shall be entered in the stock transfer records of the corporation and registered as they are issued.
When shares are represented by certificates, the name and address of the persons to whom shares of capital stock of the corporation are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the corporation. Certificates for shares of the capital stock of the corporation shall be in such form not inconsistent with the articles of incorporation of the corporation and shall be approved by the board of directors. Each certificate shall be signed (either manually or by facsimile) by (a) the president or any vice president and by the secretary or an assistant secretary or (b) any two officers designated by the board of directors. Each certificate may be sealed with the seal of the corporation or a facsimile thereof.
When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the corporation shall send, or cause to be sent, to the shareholder to whom such shares have been issued or transferred a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the Commonwealth of Virginia, the name of the shareholder, the number and class or series, if any, of the shares represented, any restrictions on the transfer or registration of such shares imposed by the corporation’s articles of incorporation, these bylaws, any agreement among shareholders or any agreement between shareholders and the corporation, and any additional information required by the Virginia Stock Corporation Act to be included on certificates.
Section 2. Transfer of Shares. Transfers of the corporation’s shares shall be made and recorded on the stock transfer records of the corporation upon the receipt of proper transfer instructions as prescribed by the board of directors, and, in the case of transfers of shares which are represented by one or more certificates, only upon receipt of such certificate(s) with proper endorsement, from the holder of record or from such holder’s duly authorized attorney in fact, who shall furnish proper evidence of authority to transfer to the secretary of the corporation or its designated transfer agent or other agent. In the event a certificate representing shares to be transferred cannot be surrendered because it has been lost, destroyed or mutilated, the transferor shall comply with the requirements imposed by the board of directors as set forth in Section 6 of this Article 7 in lieu of surrendering a properly endorsed certificate. Upon satisfactory completion by the transferor of the requirements set forth in this Section 2, all certificates for the transferred shares shall be cancelled, new certificates representing the transferred shares (or evidence of the transferee’s ownership of the transferred shares in uncertificated form) shall be delivered to the transferee, and the transaction shall be recorded on the stock transfer records of the corporation. Except as otherwise provided by law, no transfer of shares shall be valid as against the corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock transfer records of the corporation by an entry showing from and to whom transferred.
Section 3. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.
Section 4. Regulations. The board of directors may make rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of capital stock of the corporation.
Section 5. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may fix in advance a date as the record date for the determination of shareholders. The record date shall be not more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. If no record date is fixed for the determination of shareholders, the record date shall be the day the notice of the meeting is mailed or the day the action requiring a determination of shareholders is taken. If no record date is fixed for action without a meeting, the record date for determining shareholders entitled to take action without a meeting shall be the date the first shareholder signs a consent to the action taken.
Section 6. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any lost or destroyed certificate or certificates previously issued by the corporation if the person or persons who claim the certificate or certificates make an affidavit stating that the certificates of stock have been lost or destroyed. When authorizing the issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the legal representative, to advertise the same in such manner as the board of directors shall require and/or to give the corporation a bond or other form of indemnification, in such sum as the board of directors may direct, to indemnify the corporation against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost or destroyed.
ARTICLE 8 - INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 1. Indemnification Provisions. Any person who at any time serves or has served as a director or officer of the corporation or of any wholly owned subsidiary of the corporation, or in such capacity at the request of the corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of the corporation or of any wholly owned subsidiary thereof (a “Claimant”), shall have the right to be indemnified and held harmless by the corporation to the fullest extent from time to time permitted by law against all liabilities and litigation expenses (as hereinafter defined) in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the corporation, including all appeals therefrom (a “proceeding”), arising out of such service; provided, that such indemnification shall not be effective with respect to (a) that portion of any liabilities or litigation expenses with respect to which the Claimant is entitled to receive payment under any insurance policy or (b) any liabilities or litigation expenses incurred on account of any of the Claimant’s activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of the corporation.
Section 2. Definitions. As used in this Article, (a) “liabilities” shall include, without limitation, (1) payments in satisfaction of any judgment, money decree, excise tax, fine or penalty for which Claimant had become liable in any proceeding and (2) payments in settlement of any such proceeding subject, however, to Section 3 of this Article 8; (b) “litigation expenses” shall include, without limitation, (1) reasonable costs and expenses and attorneys’ fees and expenses actually incurred by the Claimant in connection with any proceeding and (2) reasonable costs and expenses and attorneys’ fees and expenses in connection with the enforcement of rights to the indemnification granted hereby or by applicable law, if such enforcement is successful in whole or in part; and (c) “disinterested directors” shall mean directors who are not party to the proceeding in question.
Section 3. Settlements. The corporation shall not be liable to indemnify the Claimant for any amounts paid in settlement of any proceeding effected without the corporation’s written consent. The corporation will not unreasonably withhold its consent to any proposed settlement.
Section 4. Litigation Expense Advances.
(a) Except as provided in subsection (b) below, any litigation expenses shall be advanced to any Claimant within 30 days of receipt by the secretary of the corporation of a demand therefor, together with an undertaking by or on behalf of the Claimant to repay to the corporation such amount unless it is ultimately determined that the Claimant is entitled to be indemnified by the corporation against such expenses. The secretary shall promptly forward notice of the demand and undertaking immediately to all directors of the corporation.
(b) Within 10 days after mailing of notice to the directors pursuant to subsection (a) above, any disinterested director may, if desired, call a meeting of all disinterested directors to review the reasonableness of the expenses so requested. No advance shall be made if a majority of the disinterested directors affirmatively determines that the item of expense is unreasonable in amount; but if the disinterested directors determine that a portion of the expense item is reasonable, the corporation shall advance such portion.
Section 5. Approval of Indemnification Payments. Except as provided in Section 4 of this Article, the board of directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by Section 1 of this Article, including, without limitation, making a good faith evaluation of the manner in which the Claimant acted and of the reasonable amount of indemnity due the Claimant. In taking any such action, any Claimant who is a director of the corporation shall not be entitled to vote on any matter concerning such Claimant’s right to indemnification.
Section 6. Suits by Claimant. No Claimant shall be entitled to bring suit against the corporation to enforce his rights under this Article until sixty days after a written claim has been received by the corporation, together with any undertaking to repay as required by Section 4 of this Article. It shall be a defense to any such action that the Claimant’s liabilities or litigation expenses were incurred on account of activities described in clause (b) of Section 1, but the burden of proving this defense shall be on the corporation. Neither the failure of the corporation to determine that indemnification of the Claimant is proper, nor determination by the corporation that indemnification is not due because of application of clause (b) of Section 1 shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.
Section 7. Consideration; Personal Representatives and Other Remedies. Any Claimant who during such time as this Article or corresponding provisions of predecessor bylaws is or has been in effect serves or has served in any of the capacities described in Section 1 shall be deemed to be doing so or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein or therein. The right of indemnification provided herein or therein shall inure to the benefit of the legal representatives of any Claimant hereunder, and the right shall not be exclusive of any other rights to which the Claimant or legal representative may be entitled apart from this Article.
Section 8. Scope of Indemnification Rights. The rights granted herein shall not be limited by the provisions of Section 13.1-697 of the Virginia Stock Corporation Act or any successor statute.
ARTICLE 9 - GENERAL PROVISIONS
Section 1. Dividends and other Distributions. The board of directors may from time to time declare and the corporation may pay dividends or make other distributions with respect to its outstanding shares in the manner and upon the terms and conditions provided by law.
Section 2. Seal. The seal of the corporation shall be any form approved from time to time or at any time by the board of directors.
Section 3. Waiver of Notice. Whenever notice is required to be given to a shareholder, director or other person under the provisions of these bylaws, the articles of incorporation or applicable law, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the date and time stated in the notice, and delivered to the corporation shall be equivalent to giving the notice.
Section 4. Checks. All checks, drafts or orders for the payment of money shall be signed by the officer or officers or other individuals that the board of directors may from time to time designate.
Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors.
Section 6. Amendments. These bylaws may be amended or repealed by the board of directors, except to the extent (a) the power to amend or repeal the bylaws is reserved to the shareholders by the articles of incorporation or by law or (b) the shareholders in adopting or amending particular bylaws provide expressly that the board of directors may not amend or repeal that particular bylaw. These bylaws may be amended or repealed by the shareholders even though the bylaws may also be amended or repealed by the board of directors. A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed (a) if originally adopted by the shareholders, only by the shareholders or (b) if originally adopted by the board of directors, either by the shareholders or by the board of directors, provided that if the bylaw being amended or repealed by the board of directors changes the quorum or voting requirement applicable to meetings of the board of directors, the quorum and voting requirements currently in effect must be met. A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

Section 7. Shareholders’ Agreement. In the event of a conflict between these bylaws and a valid shareholders’ agreement, the shareholders’ agreement shall control.